UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2011

American Water Works Company, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-34028

Delaware	51-0063696
(State or other jurisdiction	(IRS Employer
of incorporation)	Identification No.)

1025 Laurel Oak Road

Voorhees, NJ 08043

(Address of principal executive offices, including zip code)

(856) 346-8200

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On January 24, 2011, American Water Works Company, Inc. (the “Company”) entered into a Stock Purchase Agreement (the “Agreement”), among the Company, Arizona-American Water Company, New Mexico-American Water Company, Inc. and EPCOR Water (USA), Inc. (“EPCOR USA”). Under the Agreement, the Company will sell to EPCOR USA all of the stock of the Company subsidiaries that provide regulated water and wastewater services in Arizona and New Mexico for $470 million in cash, subject to certain closing adjustments. The subsidiaries being sold to EPCOR USA currently serve approximately 174,000 water and wastewater customers in Arizona and New Mexico.

Closing of the transaction is subject to customary closing conditions, including approval by the Arizona and New Mexico public utility commissions. The Company plans to use the proceeds from the sale to reduce both equity and debt financing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN WATER WORKS COMPANY, INC.

Dated: January 26, 2011	By:	/s/ Ellen C. Wolf
Ellen C. Wolf
Senior Vice President and Chief Financial Officer